UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
May 13, 2011
Date of Report (Date of earliest event reported)
ROYAL BANCSHARES OF PENNSYLVANIA, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	0-26366 (Commission File Number)	23-2812193 (IRS Employer Ident. No.)

732 Montgomery Avenue, Narberth, Pennsylvania (Address of principal executive offices)		19072 (Zip Code)
(610) 668-4700
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02	Results of Operation and Financial Condition.
          On May 13, 2011, Royal Bancshares of Pennsylvania, Inc. (“Royal”) issued a press release announcing its financial results for the period ended March 31, 2011. A copy of the press release is furnished as Exhibit 99.1 hereto.
Item 5.07 Submission of Matters to a Vote of Security Holders.
     On May 18, 2011, Royal held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”) for which the board of directors solicited proxies. At the Annual Meeting, the shareholders of Royal voted on the following proposals described in the Proxy Statement dated April 8, 2011.
     The proposals voted on and approved by the shareholders of Royal at the Annual Meeting were as follows:
Proposal No. 1. Royal’s shareholders elected four individuals to serve as Class III members of the board of directors, as set forth below:

	Votes	Votes	Broker
Name	For	Withheld	Non-Votes
Samuel L. Goldstein	23,125,404	122,886	2.844,206
Michael J. Piracci	23,154,477	93,813	2,844,206
Jay H. Shah	23,123,356	124,934	2,844,206
Edward B. Tepper	21,989,169	1,259,121	2,844,206
Proposal No. 2. Royal’s shareholders ratified the appointment of ParenteBeard LLC, as Royal’s independent registered public accounting firm for the year ending December 31, 2011, as set forth below:

Votes For	Votes Against	Abstentions

24,681,721	1,395,102	15,673
Proposal No. 3. Royal’s shareholders approved a non-binding proposal to approve the executive compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure (together with the accompanying narrative disclosure) regarding the named executive officers in Royal’s proxy statement, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

21,950,483	1,275,517	22,290	2,844,206
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:

99.1	Press release dated May 13, 2011 regarding financial results for the period ended March 31, 2011.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL BANCSHARES OF PENNSYLVANIA, INC.

Dated: May 18, 2011	By:	/s/ James J. McSwiggan, Jr.
James J. McSwiggan, Jr.
President and Chief Operating Officer